EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-161834, 333-164261, 333-165916, 333-168330, 333-173646, 333-179776, 333-193862, 333-211658, 333-221655, 333-224287, 333-228349 and 333-230443 on Form S-8 and in Registration Statement Nos. 333-164290, 333-177118, 333-199446, 333-227291 and 333-228348 on Form S-3 of our report dated March 26, 2021, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Netlist, Inc. for the year ended January 2, 2021.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 26, 2021